STOCKHOLDERS AGREEMENT


     THIS STOCKHOLDERS AGREEMENT (as amended from time to time, this "Agreement"), dated as of April ___, 2000, by and among: (i) Actel Integrated Communications, Inc., an Alabama corporation (the "Company"), (ii) the Purchasers (the "Series E Investors") listed on Schedule 1 to the Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement"), (iii) the holders of the Company's common stock, without par value per share (the "Common Stock"), listed on the signature pages hereto (the "Common Stockholders") and (iv) the other holders of Series A Preferred Stock, Series B Preferred Stock or Series D Preferred Stock of the Company listed on the signature pages hereto (the "Other Preferred Stockholders"; together with the Series E Investors, the Common Stockholders and such other Persons who may become party to this Agreement pursuant to its terms, the "Stockholders").

     WHEREAS, the Common Stockholders own substantially all of the issued and outstanding shares of the Company's Common Stock; and

     WHEREAS, concurrently with the execution and delivery of this Agreement and pursuant to the Stock Purchase Agreement, the Company has agreed to issue and sell to the Series E Investors, and the Series E Investors have severally agreed to purchase from the Company, certain shares of the Company's Series E Convertible Preferred Stock, par value $0.01 per share (the "Series E Preferred Stock"), subject to the terms and conditions set forth in the Stock Purchase Agreement; and

     WHEREAS, the obligation of the Series E Investors to enter into the Stock Purchase Agreement and purchase the Series E Preferred Stock is conditioned upon the execution and delivery by each of the parties hereto of this Agreement; and

     WHEREAS, the parties hereto desire to set forth their mutual agreement regarding various matters relating to the Company, including certain restrictions with respect to the ownership of shares of the Company's capital stock, corporate governance and certain other matters;


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     NOW,  THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     SECTION 1.1  Certain Definitions.  As used in this Agreement, the following
                  -------------------
terms  shall  have  the  following  respective  meanings:

     "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such first-named Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. In addition, in the case of each Stockholder that is a partnership, an "Affiliate" of such Stockholder shall include the partners thereof.

     "Bylaws" means the Company's Bylaws, as the same may hereafter be amended in accordance with applicable law and the terms thereof and hereof.

     "Commission"  means  the  U.S.  Securities  and  Exchange  Commission.

     "Common Stock Equivalents" means any stock, warrants, rights, calls, options, debt or other securities exchangeable or exercisable for or convertible into Common Stock.

     "Common Stockholder Shares" means, collectively, the shares of Common Stock held by the Common Stockholders, including shares of Common Stock issuable upon conversion of any option, warrant or other convertible security granted or issued by the Company, whether outstanding as of the date of this Agreement or granted or issued thereafter.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, including the rules and regulations of the Commission promulgated thereunder.

     "Fully-Diluted Basis" gives effect, as of the date of the determination, without duplication, to (i) all shares of Common Stock outstanding at the time of determination plus (ii) all shares of Common Stock issuable upon conversion of

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
the Series E Preferred Stock or any other convertible securities of the Company or upon the exercise of any then vested option, warrant or similar right (whether or not presently exercisable) to acquire shares of Common Stock, as if such Series E Preferred Stock or other convertible securities had been so converted or such option, warrant or similar right had been so exercised.

     "Investor Group" means the Series E Investors and their Permitted Transferees who have acquired Series E Preferred Stock in accordance with this Agreement, as a group.

     "Percentage Ownership" means, as of the date of determination, with respect to any Stockholder, such Stockholder's ownership of Common Stock (including, without limitation, securities of the Company convertible into Common Stock as a percentage of the outstanding Common Stock on a Fully-Diluted Basis.

     "Permitted  Transferee"  means:

          (a) with respect to any Series E Investor: (i) any Affiliate of such Series E Investor; (ii) any other member of the Investor Group; or (iii) the Company; and

          (b) with respect to any Common Stockholder: (i) any Affiliate of such Common Stockholder; (ii) any member of the Investor Group; (iii) the Company; (iv) any Common Stockholder; (v) any member of the immediate family and lineal descendants of a Common Stockholder, that is an individual, or any limited partnership, limited liability company or custodianship, exclusively for the benefit of such Common Stockholder, his spouse or his lineal descendants or, if at any time after any such transfer there shall be no then living spouse or lineal descendants, then to the ultimate beneficiaries of any such trust or for the estate of a deceased beneficiary; or (vi) the estate, executors, testamentary trustees, beneficiaries, legatees, administrators or personal representatives of a Common Stockholder (only upon the death of such Common Stockholder).

          (c) "Person" means any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" means all authorized and issued shares of Series E Preferred Stock and all other authorized and issued preferred stock of the Company (including all Securities issued or issuable on such shares as a dividend or otherwise) or upon conversion of or upon exercise of a right under such shares.


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     "Qualified  Public  Offering"  means  the  closing  of an underwritten firm commitment public offering, pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-4, S-8 or similar form), covering the offer and sale of Common Stock to the public at a public offering price of at least $12.00 per share (subject to appropriate adjustment for Recapitalization Events) and that results in at least $75,000,000 of gross proceeds to the Company.

     "Recapitalization Events" shall mean stock splits, stock dividends, combinations, recapitalizations, reorganizations, reclassifications, mergers, consolidations and other similar events.

     "Registration Rights Agreement" means that certain Agreement, dated as of April ___, 2000, by and among the Company and the Series E Investors, as the same may be amended from time to time.

     "Securities" means shares of Common Stock or Common Stock Equivalents or other securities of the Company, other than debt securities that are not Common Stock Equivalents, whether owned on the date hereof or hereafter acquired.

     "Securities Act" means the Securities Act of 1933, as amended, including the rules and regulations of the Commission promulgated thereunder.

     "Series E Preferred Stock" means all shares of Series E Convertible Preferred Stock, par value $0.01 per share, of the Company purchased by the Series E Investors pursuant to the Stock Purchase Agreement or distributed to the Series E Investors by the Company, and shall be deemed to include, to the extent the context so permits, all Securities issued or issuable to any Series E Investor, including, without limitation, on conversion of any such shares of Series E Preferred Stock, as well as any such shares of Series E Preferred Stock from time to time acquired from a Series E Investor by a Permitted Transferee (other than the Company) pursuant to this Agreement, including without limitation Securities held by a Permitted Transferee as a result of conversion of Series E Preferred Stock.

     "Stock Purchase Agreement" means that certain Stock Purchase Agreement, dated as of April ___, 2000, by and among the Company and the Series E Investors, as the same may amended from time to time.

     "Subsidiary" means, with respect to the Company, (i) any corporation that, as of the applicable time, the Company and/or its subsidiaries own equity securities with voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have voting power by reason of the happening of any

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contingency)  and  (ii) any partnership, limited liability company, association, joint venture or other entity or other entity (a) in which, at the time, the Company and/or one or more Subsidiaries of the Company has more than 50% equity interest at the time or (b) as to which, at the time, the Company and/or one or more of its Subsidiaries is the general partner or managing member, by contract or otherwise.

     "Transfer" (including with correlative meanings the terms "Transferred", "Transferee" and "Transferor") means, directly or indirectly, any transfer, sale, distribution, assignment, pledge, encumbrance or other disposition of Securities or the rights to acquire Securities therein, irrespective of whether any of the foregoing are effected voluntarily or involuntarily, by operation of law or otherwise, or whether inter vivos or upon death.

                                    ARTICLE 2

                               TRANSFERS OF STOCK

     SECTION  2.1  General  Restrictions.
                   ----------------------

          (a) No Stockholder shall Transfer or otherwise dispose of any Securities at any time, unless such Transfer complies with Article 2 of this Agreement.

          (b) Prior to the earlier of (x) the third anniversary of the date hereof and (y) the date of consummation of an IPO (as defined below), no Stockholder may Transfer all, or any part of, or interest in, the Securities held by it at any time other than to a Permitted Transferee of such Stockholder (including transferees pursuant to Section 2.5 hereof) (provided, however, that these restrictions shall not apply to: (i) any transfer by Murdock Communications Corporation of some or all of its Series A Preferred Stock in any private placement transaction that is consummated prior to May 29, 2000; or (ii) the transfer by Rich Courtney of up to 200,000 shares of Common Stock of the Company owned by him, provided, in each case, that any Persons purchasing such shares of Series A Preferred Stock or Common Stock shall have become, prior to or upon the effective date of such purchase, parties to this Agreement and shall have agreed to be bound by the terms, conditions and obligations of this Agreement, including without limitation, those that relate to subsequent Transfers of such Securities; provided, however, in both cases, the Transferees must be reasonably satisfactory to the Series E Investors. No Transfer to a Permitted Transferee shall be made pursuant to the immediately preceding sentence unless the Permitted Transferee (except in any instance in which such Permitted Transferee is the Company) shall have executed and delivered to the Company, as a condition to its acquisition of

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such  Securities, an instrument in form and substance reasonably satisfactory to the Company confirming that such Permitted Transferee takes such Securities, or interest therein, subject to, and agrees to be bound by, all the terms, conditions and obligations of this Agreement. No Transfer shall be made other than in accordance with the registration requirements of the Securities Act and all applicable state securities or "blue sky laws" or pursuant to any exemption from registration under the Securities Act and all applicable state securities laws or "blue sky laws." Notwithstanding the foregoing provisions of this section 2.1(b), the restrictions imposed by this section 2.1(b) upon the transferability of any Securities shall terminate when such Securities have been registered under the Securities Act and sold by the holder thereof in accordance with such registration or sold pursuant to Rule 144 under the Securities Act (after receipt by the Company of a legal opinion from counsel reasonably satisfactory to the Company that such transfer is permitted). In connection with the termination of restrictions on transferability of Securities provided for hereunder, the holder of a certificate representing such Securities as to which such restrictions shall have terminated shall be entitled to receive from the Company, upon surrender to the Company of the Certificate(s) representing such Securities, one or more new certificates for such Securities not bearing the restrictive legend set forth in section 2.3; provided, however, that any legend endorsed on any such certificate under applicable state securities laws and the stop transfer instructions with respect to such shares shall be removed only upon receipt by the Company of an order of the appropriate state securities authority authorizing such removal. Prior to any proposed Transfer of any Securities (other than pursuant to a registration of such Securities under the Registration Rights Agreement), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company (only in the case of Transfers other than to a Permitted Transferee), shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that (i) the proposed transfer of the Common Shares may be effected without registration under the Securities Act; and (ii) the proposed transfer of the Common Shares complies with the limitations on transfers set forth in
Article  2  of  this  Agreement.

          (c) The rights granted to each Stockholder under this Article 2 shall inure to the benefit of any of its respective Permitted Transferees as though such Permitted Transferee were the same type of stockholder as the Transferor; provided, however, that such Permitted Transferee shall be required to comply with all applicable provisions of this Article 2 to the same extent as the Transferor Stockholder.


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
     SECTION  2.2  Preemptive  Rights.
                   -------------------

          (a) Subject to Section 2.2(e) hereof, each Series E Investor and its Transferees, successors and assigns (each, a "Holder") shall be entitled to a preemptive right to purchase its pro rata share of all or any part of any New Securities (as defined below) which the Company may, from time to time, sell and issue. Such Holder's pro rata share, for purposes of this preemptive right, is the ratio that the number of whole shares of Common Stock then held by such Holder on a Fully-Diluted Basis bears to the total number of shares of the then outstanding shares of Common Stock of the Company on a Fully-Diluted Basis.

          (b) Except as set forth in the next sentence, "New Securities" shall mean any shares of capital stock of the Company, including Common Stock, whether or not now authorized, and rights, options or warrants to purchase said shares of capital stock of the Company. Notwithstanding the foregoing, "New Securities" does not include (i) securities offered to employees, officers, managers or directors pursuant to plans approved by the Board of Directors, or under options approved by the Board of Directors; (ii) securities issued in connection with the acquisition of another Person or business or a material portion of the assets thereof by the Company by merger, purchase of assets or otherwise or in a transaction governed by Rule 145 under the Securities Act;
(iii) securities issued on conversion of any outstanding securities (including the Series E Preferred Shares or outstanding rights to acquire Securities); (iv) securities issued in connection with the purchase or acquisition of equipment from third party vendors and approved by the Board of Directors; (v) securities issued pursuant to a public offering of securities of the Company (including an offering pursuant to Rule 144A under the Securities Act); (vi) securities issued pursuant to the conversion or exercise of rights under securities or agreements outstanding as of the date hereof, (vii) as approved by the Board of Directors;
(viii) securities issued pursuant to the Company's credit facilities; or (ix) securities issued in connection with a Recapitalization Event.

          (c) In the event the Company proposes to undertake an issuance of New Securities, it shall give the Holders of the Series E Preferred Stock written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. Each Holder of Series E Preferred Stock shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase up to its respective pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.


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
          (d) In the event a Holder fails to exercise such preemptive right within said fifteen-day period (each such Holder a "Non-Electing Holder"), the Company shall give the Holders that have elected to exercise such preemptive right within said thirty-day period (each such Holder an "Electing Holder") written notice of each Non-Electing Holder's failure to exercise its preemptive right to purchase its pro rata share of the New Securities (such securities, the "Additional New Securities"). Each Electing Holder shall have ten (10) days from the date of receipt of any such notice to elect to purchase up to its pro rata share of the Additional New Securities by giving written notice to the Company and stating therein the quantity of such New Securities to be purchased.

          (e) In the event any Electing Holder fails to exercise its preemptive rights pursuant to section 2.2(d), or in the event no Holders exercise their respective preemptive rights, within said twenty-five-day period, the Company shall have (120) days thereafter to sell or enter into an agreement (pursuant to which the sale of such New Securities covered thereby shall be closed, if at all, within (60) days from the date of said agreement) to sell such New Securities not elected to be purchased by Holders at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold such New Securities or entered into an agreement to sell the Additional New Securities within said twenty-five day period (or sold and issued Additional New Securities in accordance with the foregoing within 60 days from the date of said agreement), the Company shall not thereafter issue or sell such New Securities, without first offering such securities in the manner provided in this section 7.2.

          (f) The preemptive rights granted under this section 2.2 shall expire upon the earliest of: (A) the conversion of Series E Preferred Stock into Common Stock; (B) the closing of (and shall not apply to) a bona fide underwritten initial public offering; and (C) the date on which the Holders and their Affiliates no longer own, in the aggregate, at least 5% of the outstanding Common Stock (on an "as-converted" basis) of the Company.

     2.3     Restrictive  Legend.  Unless  and  until  otherwise  permitted  by
             -------------------
section 2.1, each certificate for Common Stock or Preferred Stock issued to each Stockholder, or to any subsequent Permitted Transferee of such certificate, shall be stamped or otherwise imprinted with the following restrictive legend in addition to any legend required by applicable law:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT AMONG ACTEL INTEGRATED COMMUNICATIONS, INC. (THE "COMPANY") AND THE STOCKHOLDERS FROM

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TIME  TO  TIME  PARTIES  THERETO,  A COPY OF WHICH AGREEMENT IS ON FILE WITH THE
SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT AND
(A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY OF COUNSEL
REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT, INCLUDING RESTRICTIONS RELATING TO THE EXERCISE OF ANY VOTING RIGHTS GRANTED BY THE SECURITIES."

     SECTION  2.4  Effect  of  Void  Transfers.  In  the  event of any purported
                   ----------------------------
Transfer of any Securities of the Company in violation of the provisions of this Agreement, such purported Transfer shall be void ab initio and of no effect and the Company shall not give effect to such Transfer.

     SECTION  2.5  Pledges.  Each  Management  Stockholder  will be permitted to
                   --------
pledge Securities of the Company held by such Management Stockholder so long as such pledges agrees in writing to be bound by the terms of this Agreement.

     SECTION  2.6  Tag-Along  Rights.
                   ------------------

          (a)     So  long  as  the  Series  E  Investors  and  their  Permitted
Transferees beneficially own (as defined under the Exchange Act) in the aggregate at least 5% of the outstanding Common Stock (including securities convertible into Common Stock) on a Fully-Diluted Basis, in the event that a Series E Investor or any of its Permitted Transferees proposes to transfer at any time all or any portion of the outstanding Common Stock (including securities convertible into Common Stock) beneficially owned by such Series E Investor and/or Permitted

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
Transferees ("Selling Stockholder"), other than (1) in a bona fide public offering, (2) pursuant to Rule 144 (or any successor provision) under the Securities Act or (3) to one or more Permitted Transferees, the Selling Stockholder making such transfer will notify each of the other Stockholders in writing (a "Transfer Notice") of such proposed sale (A "Proposed Sale") and the material terms of the Proposed Sale as of the date of the Transfer Notice (the "Transfer Terms"). The Transfer Notice will be delivered to the Stockholders not less than fifteen (15) days prior to the consummation of the Proposed Sale and not more than five (5) days after the execution of the definitive agreement relating to the Proposed Sale, if any (the "Sale Agreement"). If within ten
(10) days of receipt by the Stockholders of such Transfer Notice, the Selling Stockholder thereof delivering such notice receives from any Stockholder and/or its Permitted Transferees a written request (a "Stockholder Request") to include in the Proposed Sale Common Stock or other securities of the Company owned by such Stockholder or Permitted Transferee, the Stockholder's and/or its Permitted Transferee's Common Stock or other securities so requested will be so included as provided herein.

          (b) Except as may otherwise be provided herein, the Common Stock or other securities of the Company subject to a Transfer Request will be included in a Proposed Sale pursuant hereto and in any agreements with purchasers relating thereto on the same terms and subject to the same conditions applicable to the Common Stock or other securities which the Selling Stockholder hereof proposes to sell in the Proposed Sale. Such terms and conditions shall include, without limitation: the sales price; the payment of fees; commissions and expenses; the provision of representations, warranties and indemnifications; provided that any indemnification provided by the Selling Stockholders that has submitted a Stockholder Request shall (except with respect to legal title to the relevant securities) be pro rata in proportion with the total consideration to be received for all of the Common Stock and/or other securities to be sold. The sales price to which holders of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock shall be entitled in such Proposed Sale shall be calculated based on the assumption that, immediately prior to the consummation of the Proposed Sale, each of the Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock were converted into Common Stock and all of the shares of Common Stock (including the shares of Preferred Stock so deemed to be converted) received the same per share consideration in the Proposed Sale.

          (c) The number of shares of Common Stock or other securities by the Company which each Stockholder and/or Permitted Transferee thereof that has submitted a Stockholder Request (a "Co-Sale Seller") will have the right to require the proposed Transferee to purchase from such Co-Sale Seller in the Proposed Sale pursuant to a Stockholder Request will be a number of shares of

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Common  Stock  and other securities up to the product (rounded up to the nearest whole number) of: (i) the quotient determined by dividing [A] the aggregate number of shares of Common Stock owned by such Co-Sale Seller on an "as converted basis" by [B] the aggregate number of Common Stock beneficially owned by all Selling Stockholders and the aggregate number of Securities beneficially owned by all Co-Sellers, in each case, on an "as converted basis"; and (ii) the total number of Common Stock on an "as converted basis" proposed to be acquired by the Transferee in the contemplated transfer. For purposes of this subparagraph (c), "as converted basis" shall mean that any securities of the Company that are convertible into shares of Common Stock are assumed to be converted at the exclusive or conversion price applicable under the terms of such securities as of the date of the Transfer Notice.

          (d) Upon delivering a Stockholder Request, such Stockholder or Permitted Transferee thereof will, if requested by the Selling Stockholder, execute and deliver a custody agreement and power of attorney in form and substance satisfactory to the Selling Stockholder which is to sell such Common Stock or other securities of such Stockholder or Permitted Transferee thereof pursuant hereto. Such custody agreement and power of attorney will provide, among other things, that such Stockholder and/or Permitted Transferee will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such Common Stock (duly endorsed in blank by the registered owner or owners thereof) or other securities and irrevocably appoint such custodian and attorney-in-fact as his agent and attorney-in-fact with full power and authority to act under such custody agreement and power of attorney on his behalf with respect to the matters specified therein.

                                    ARTICLE 3

                               BOARD OF DIRECTORS

     SECTION  3.1  Composition  of  Board  of  Directors.
                   -------------------------------------

          (a) Prior to the date on which the Company consummates a bona fide underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act (other than Form S-8 or any successor or similar form) (an "IPO"): (i) the Board of Directors of the Company (the "Board") shall consist of seven (7) members; (ii) stockholders shall have the right to nominate directors as set forth below; (iii) subject to section  3.4(g),  all  Stockholders  shall  comply  with  the provisions of this
Article 3 to ensure that designees are appointed or elected, as the case may be, to (or removed from) the Board; and (iv) the rights described in the provisions of this Article 3 are personal to the party named in such provision and cannot be assigned.

          (b) Nominees for election to the Board pursuant to Sections 3.1(c) and (d) will be chosen by majority vote of the persons or group entitled to make such nomination under this Agreement that continue to own Securities on such date.

          (c) Prior to the earlier of (i) the date on which the Company consummates an IPO and (ii) the date on which the holders of Common Stock on the date hereof and their Permitted Transferees no longer beneficially own (as such term is defined in the Exchange Act) at least 50% of the shares of Common Stock held by such holders of Common Stock on the date hereof (after giving effect to any Recapitalization Events), the Common Stockholders on the date hereof shall have the right to designated one (1) individual to be director (the "Common Stock Director").

          (d) Prior to the date on which the Company consummates a Qualified Public Offering, the Series E Investors shall have the right to nominate four
(4) individuals to be directors (each, a "Series E Director") with Sandler Capital Management and its Affiliates (collectively, "Sandler") having the right to designate two (2) of the four directors and DB Capital Partners, SBIC, L.P. and its Affiliates (collectively, "DBCP") having the right to designate two (2) of the four directors.

     Notwithstanding anything herein to the contrary, if all of the conditions to the Second Closing Date and the Third Closing Date, as the case may be (as defined in the Stock Purchase Agreement) have been satisfied and if Sandler or DBCP, as the case may be, fails to perform any funding obligations to purchase the Series E Preferred Stock at the Second Closing Date and the Third Closing Date, as the case may be, Sandler or DBCP, as the case may be, will lose the right to designate one director.

          (e) Prior to the date of consummation of an IPO, by unanimous written consent, the Common Stock Director and Series E Directors shall have the right to nominate one (1) individual to be director (the "Independent Director"). Such director shall be independent and not an Affiliate of the Common Stock Director or Series E Investors or their respective Permitted Transferees.

          (f) Prior to the date of consummation of an IPO, one (1) director shall be the President and Chief Executive Officer of the Company (the "CEO Director").

          (g) Prior to the earlier of (i) the date of consummation of an IPO and (ii) the date on which the Series E Investors no longer own in the aggregate at lest 25% of the outstanding Common Stock on a Fully-Diluted Basis, the Chairman of the Board shall be selected by the majority of the voting power of the Series E Investors.

          (h) Following the date on which the Company consummates a Qualified Public Offering and until such date as Sandler or DBCP, as the case may be, no longer own at least 2.5% of the shares of Common Stock then outstanding or 25% of the Common Stock (through the conversion of the Series E Preferred Stock) originally purchased by Sandler or DBCP, as the case may be, under the Stock Purchase Agreement, (x) each Stockholder agrees to vote the shares of Common Stock owned of record by them in favor of one nominee for director named by Sandler and one nominee for director named by DBCP and (y) the Company shall, subject to the fiduciary duties of the Board of Directors, cause each director named by Sandler and DBCP to be nominated for election. Following the date on which the Company consummates an IPO and until the earlier of such date as: (i) the consummation of a Qualified Public Offering; and (ii) the Common Stockholders no longer own at least 25% of the aggregate shares of Common Stock held by them as of the date hereof, (x) the Series E Investors each agree to vote the shares of Common Stock owned of record by them in favor of each of the Independent Director, the CEO Director and the Common Stock Director and (y) the Company shall, subject to the fiduciary duties of the Board of Directors, cause each such director to be nominated for election.

          (i) Upon a Transfer by Sandler or DBCP, as the case may be, of 50% or more of their respective shares of Series E Preferred Stock (or underlying shares of Common Stock), the transferee in such Transfer shall be entitled to exercise all of Sandler's or DBCP's, as the case may, director designation rights under this section 3.1.

     SECTION  3.2  Removal.  Each  director  nominated  as  aforesaid  by  any
                   -------
Stockholder or group of Stockholders and duly elected to the Board shall be subject to removal only at the request of the Stockholder or group of Stockholders which nominated or designated such director.

     SECTION  3.3  Election  of Directors.  Prior to the date of consummation of
                   ----------------------
an IPO (or a Qualified Public Offering, in the case of Board nominees designated by Series E Investors), each Stockholder shall vote all of its shares of Securities, as applicable, for the election (or removal) of the nominees designated as provided in sections 3.1(c), (d), (e) and (f) hereof and, in the event of a vacancy in the Board created by the death, resignation or removal of a director, shall vote its shares of Securities, as applicable, for the election of a nominee to be designated by the Stockholder or group of Stockholders which nominated or designated such director (unless such vacancy has resulted from the termination of the power of such group to nominate such director, in which case the replacement nominee may be designated by the Board). Prior to the date of consummation of an IPO (or a Qualified Public Offering, in the case of Board nominees designated by Series E Investors), the Company shall take such lawful action as shall be reasonably required in order to facilitate the nomination, removal and election of directors as aforesaid.

     SECTION  3.4  Other  Board  Matters.  Prior  to  the  completion of an IPO:
                   ---------------------

          (a) except as otherwise set forth in this Agreement, an action or decision of the Board shall require the consent or vote of a majority of the Directors;

          (b) a majority of the total number of incumbent directors (including the Common Stock Director, CEO Director or Independent Director) shall be necessary to constitute a quorum for the transaction of business at any meeting of the Board (provided that the Common Stock Director, CEO Director or Independent Director shall not be entitled to refuse to attend a properly called meeting for the purpose of preventing a quorum (a "Boycott") and if such Common Stock Director, CEO Director or Independent Director refuses to attend more than two (2) consecutive meetings without just cause, such refusal shall constitute a "De Factor" Boycott);

          (c) except as otherwise provided in this Agreement, the action of a majority of the Directors present at any meeting at which there is a quorum, when duly assembled, is valid;

          (d) unless as otherwise set forth in this Agreement, a meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any action taken is approved by a majority of the required quorum for such meeting;

          (e) the Board may designate one or more committees, including, without limitation, an Executive Committee, to have and exercise such power and authority as the Board shall specify, provided that each Person or group of Persons that then has a right to designate directors of the Company as set forth above shall also have the right to designate a number of members to such Committee in the same portion as the number of directors that such Person or group of Persons may then designate as compared to the size of the board
(provided that if such Person or group of Persons then has the right to designate at least one director, such Person or group of Persons shall have the right to designate at least one member of each such committee);

          (f) the following actions shall not be taken by the Company or any Subsidiary without obtaining the approval of at least a five-member majority of the Board (including at least one of the CEO Director, the Common Stock Director or the Independent Director):

               (i) appoint, dismiss or replace the Chief Executive Officer of the Company or any Subsidiary or replace him as a board nominee,

               (ii) enter into any agreement for obtaining credit or financing from a third party lender permitting aggregate borrowings thereunder of $100 million or more,

               (iii) enter into a merger, recapitalization, reorganization, consolidation or similar transaction with another Person (other than transactions involving solely the Company and/or one or more of its Subsidiaries), enter into a plan or arrangement of reorganization, liquidate or dissolve, or sell, lease or transfer all or substantially all of the assets of the Company as its Subsidiaries, taken as a whole,

               (iv) determine the size of the Board of Directors or any material Subsidiary or appoint the members of the Board of Directors of any material Subsidiary,

               (v) engage in any transactions between the Corporation or any Subsidiary, on the one hand, and any Stockholder or Affiliate thereof, on the other hand (with respect to any such transaction, the approval of at least two of the CEO Director, the Common Stock Director or the Independent Director shall also have been obtained),

               (vi)     amend  its  articles  or  by-laws;

               (vii) create any non-wholly owned Subsidiaries, or transfer or sell any stock of a Subsidiary other than to a wholly owned Subsidiary of the Company or to the Company; or

               (viii) expenditures by the Company, individually or in the aggregate, of more than $1,000,000.

          (g) if required, each Stockholder will vote its Securities in a manner to effect the decisions of the Board of Directors in accordance with this
Section 3.4, unless such Stockholder reasonably determines in good faith, based on advice of counsel, that such action would violate its fiduciary duties under applicable law.

          (h) until the earlier of the Third Closing Date and the Third Closing Termination Date, the Board shall meet at least monthly and thereafter the Board shall meet at least quarterly.

     Nothing in Section 3.4(f) shall be construed as preventing the holders of Series E Preferred Stock from selling their shares of Series E Preferred Stock at any time after the earlier of the consummation of an IPO and three years from the date hereof, if a five-member majority of the Board of Directors of the Company (including the approval of one of the CEO Director, the Common Stock Director or the Independent Director) has failed to approve a Transaction involving a Change of Control (as defined in the Restated Articles) so long as such holders comply with section 2.6.

                                    ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES OF
                        THE STOCKHOLDERS AND THE COMPANY

     Each of the Company and each Stockholder (each, a "Representing Party") hereby severally, but not jointly, represents and warrants to each other Representing Party as follows as of the date such party executes and delivers this Agreement:

     SECTION  4.1  Organization,  Qualification  and  Power.  Such  Representing
                   ----------------------------------------
Party (other than any Representing Party which is an individual) is a corporation or limited partnership, as the case may be, duly organized, validly existing and in good standing under the laws of the state or foreign jurisdiction of its organization, and it has the requisite corporate or partnership power and authority, as the case may be, to own and hold its properties, and to carry on its business in all material respects as conducted or presently proposed to be conducted. Such Representing Party (other than any Representing Party which is an individual) has requisite corporate or partnership power and authority to execute, deliver and perform this Agreement.

     SECTION  4.2  Authorization  of  Agreement;  No  Conflict.  The  execution,
                   -------------------------------------------
delivery and performance by such Representing Party of this Agreement have been duly authorized by all requisite corporate, partnership and individual action, as the case may be, of such Representing Party, if any, and will not violate any provision of law, any order of any court or other agency of government, any of such Representing party's organizational documents, if any, or any provision of any indenture, agreement or other instrument to which such Representing Party or any of such Representing Party's properties or assets is bound, or conflict, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

     SECTION 4.3  Validity.  This Agreement has been duly executed and delivered
                  --------
by such Representing Party and (assuming due execution and delivery by the other Representing parties) constitutes a legal, valid and binding obligation of such Representing Party, enforceable against such Representing Party in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and except as to the extent the availability of equitable remedies may be limited to general principles of equity.

                                    ARTICLE 5

                                  MISCELLANEOUS

     SECTION  5.1  Access  to  Company Records.  Prior to the consummation of an
                   ----------------------------
IPO, subject to any confidentiality agreement pursuant to which the Company may be a party, so long as any party or its Affiliates, collectively, continue to hold at least 5% of the outstanding Common Stock (on an "as-converted" basis) or 20% of the Series E Preferred Stock originally purchased under the Stock Purchase Agreement, any party and its Affiliates shall be entitled to review the financial and corporate books and records of the Company and to meet with the executive officers and independent accountants of the Company for purposes reasonably related to such party's ownership of Common Stock or Preferred Stock, which review and/or meetings shall take place at reasonable times during the normal business hours of the Company and in such a manner as to unduly interfere with the conduct of the Company's business.

     SECTION  5.2  Press Releases and Filings.  For so long as any party and its
                   ---------------------------
Affiliates, collectively, continue to hold at least 5% of the outstanding Common Stock (on an "as-converted" basis) or 20% of the Series E Preferred Stock originally purchased under the Stock Purchase Agreement, the Company covenants and agrees to provide such party or its Affiliates, promptly after release or filing, with copies of any press releases or other public announcements concerning the Company and copies of any filing by the Company with the Commission.

     SECTION  5.3  Entire  Agreement;  Amendment.  This  Agreement  embodies the
                   -----------------------------
entire agreement of the parties hereto with respect to the subject matter hereof. Any provision of this Agreement may be amended, waived or modified if, but only if, such amendment, waiver or modification is in writing and is signed by: (i) the holders of at least a majority of the Preferred Stock issued to the Series E Investors under the Stock Purchase Agreement; (ii) the holders of at least a majority of the Common Stockholder Shares; and (iii) the holders of at least a majority of the shares held by the Other Preferred Stockholders; whenever any provision of this Agreement requires action or approval by the holders of a specified number of Preferred Stock or Common Stockholder Shares, such action or approval may be evidenced by a written consent executed by the requisite holders of Preferred Stock or Common Stockholder Shares, without any requirement of a meeting or prior notice to the other holders of such Preferred

Stock. The parties hereto intend, agree and understand that this Agreement amends and supersedes and replaces in its entirety any and all prior agreements pertaining to the subject matter hereof.

     SECTION  5.4  Binding  Effect;  Benefits.  This  Agreement  and  all  the
                   --------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Except as expressly provided herein, nothing in this Agreement is intended to confer on any Persons, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. Nothing in this Agreement shall be construed to give the Stockholders or any other Person any claim against the Company or its assets thereof, other than as a stockholder of the Company.

     SECTION  5.5  Additional  Securities  Subject  to  Agreement.  All  the
                   ----------------------------------------------
provisions of this Agreement shall apply, to the full extent set forth herein, with respect to the Securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Securities of the Company or such other securities or by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

     SECTION  5.6  Notices.  All  notices,  requests,  consents,  and  other
                   -------
communications hereunder shall be in writing and shall be deemed effectively given and received when delivered in person or by national overnight courier service or by certified or registered mail, return receipt requested, or by facsimile, addressed as follows:

     (a)  if  to  the  Company  at

          Actel  Integrated  Communications,  Inc.
          450  Laurel  Street
          Bank  One  Centre
          North  Tower
          Suite  2101
          Baton  Rouge,  LA  70801
          Attention:  General  Counsel
          Telecopier:  225-267-6767

          with  a  copy  to:

          Gordon, Arata, Mccollam, Duplantis & Eagan, L.L.P. 201 St. Charles Avenue, Suite 4000
          New  Orleans,  Louisiana  70170-4000
          Attention:  Cathy  Chessin
          Telecopier:  504-582-1121
          with  a  copy  to:

          Simpson  Thacher  &  Bartlett
          425  Lexington  Avenue
          New  York,  New  York  10017
          Attention:   Philip  T.  Ruegger  III
          Telecopier:  212-455-2502

     (b)  if  to  any  Stockholder:

     The address reflected on the records of the company or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

     SECTION  5.7  Severability.  The invalidity, illegality or unenforceability
                   ------------
of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

     SECTION 5.8.  Headings.  The headings of the sections of this Agreement are
                   ---------
inserted for convenience only and shall not constitute a part of this Agreement.

     SECTION  5.9  Counterparts.  This  Agreement  may  be  in  two  or  more
                   ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

     SECTION  5.10  Applicable  Law  and  Venue.
                    ---------------------------

          (a)     THE  LAWS  OF  THE  STATE  OF  NEW  YORK  SHALL  GOVERN  THE
INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THIS AGREEMENT, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAW.

          (b) THE FEDERAL AND STATE COURTS OF THE STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION OVER THE PARTIES WITH RESPECT TO ANY DISPUTE OR CONTROVERSY BETWEEN THEM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES SUBMITS TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS, INCLUDING, BUT NOT LIMITED TO

THE IN PERSONAM JURISDICTION AND SUBJECT MATTER JURISDICTION OF THOSE COURTS, WAIVES ANY OBJECTIONS TO SUCH JURISDICTION ON THE GROUNDS OF VENUE OR FORUM NON CONVIENS, THE ABSENCE OF IN PERSONAM OR SUBJECT MATTER JURISDICTION AND ANY
SIMILAR  GROUNDS,  CONSENTS  TO  SERVICE  OF PROCESS BY MAIL (IN ACCORDANCE WITH
SECTION 7.9) OR ANY OTHER MANNER PERMITTED BY LAW AND IRREVOCABLY AGREES TO BE BOUND BY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

     SECTION 5.11  Further Assurance.  Each party hereto shall do and perform or
                   -----------------
cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     SECTION  5.12  Specific  Performance.  Each  of  the  parties  hereto
                    ---------------------
acknowledges and agrees that in the event of any breach of this Agreement, the nonbreaching party or parties would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto will waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any arbitration of this Agreement or in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction of such action.

     SECTION  5.13  Rights  Cumulative;  Waiver.  The rights and remedies of the
                    ---------------------------
Stockholders and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which any party hereto would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by any such party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party's other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party hereto to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

     SECTION 5.14 Construction.  The use of the singular or plural or masculine,
                  ------------
feminine or neuter gender shall not be given an exclusionary meaning and, where applicable, shall be intended to include the appropriate number or gender, as the case may be.

     SECTION 5.15  Group Actions.  For purposes of this Agreement, any action to
                   -------------
be taken by a group of Stockholders shall be determined by the vote of the holders of a majority of such group, unless a greater percentage shall have been expressly set forth in this Agreement with respect to such action.

     SECTION  5.16  Injunctive  Relief.  The  Stockholders  and  their Permitted
                    ------------------
Transferees acknowledge and agree that a violation of any of the terms of this Agreement will cause the Stockholders and their Permitted Transferees irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that each Stockholder and Permitted Transferee shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or equity.

     SECTION  5.17  Other  Stockholders'  Agreements.  The  Support,  Voting and
                    --------------------------------
Board Composition Agreement, dated as of March 10, 1999, as amended, by and among the Company, John Beck, Richard Courtney and Murdock Communications Corporation has been terminated and is null and void. None of the Stockholders nor any of their Permitted Transferees shall enter into any stockholder agreement or arrangement of any kind with any Person with respect to any Securities which is inconsistent with the provisions of this Agreement or which may impair its ability to comply with this Agreement.

     SECTION  5.18  Successors,  Assigns  and Transferees.  This Agreement shall
                    -------------------------------------
bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party hereto (except pursuant to Section 2.1, and only if the assigning party continues to be bound by this Agreement) without the prior written consent of each of the other parties.

     SECTION  5.19  Further  Assurances.  At  any  time  to  time after the date
                    -------------------
hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and delivery any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

     SECTION  5.20  Initiation  and  Expiration  of  Certain  Obligations.
                    -----------------------------------------------------
Notwithstanding any provision herein to the contrary, it shall be a condition precedent to each of the rights and obligations of the parties to this Agreement that the First Closing (as defined in the Stock Purchase Agreement) shall have occurred in accordance with Section 1.2(a) of the Stock Purchase Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                          SIGNATURES ON FOLLOWING PAGE

                              ACTEL  INTEGRATED
                              COMMUNICATIONS,  INC.

                              By:
                                 ---------------------------------
                                Name:
                                Title:

                              SERIES  E  INVESTORS:

                              SANDLER  CAPITAL  PARTNERS  IV,  L.P.

                                   By:  SANDLER INVESTMENT PARTNERS, L.P.,
                                        General  Partner

                                        By:  SANDLER  CAPITAL MANAGEMENT,
                                             General Partner

                                        By:  MJDM Corp., General Partner

                                        By:
                                           -----------------------
                                            Edward  G.  Grinacoff
                                            President

                              SANDLER CAPITAL PARTNERS IV FTE, L.P.

                                   By:  SANDLER  INVESTMENT  PARTNERS, L.P.,
                                        General  Partner

                                        By:  SANDLER  CAPITAL MANAGEMENT,
                                             General Partner

                                             By:   MJDM  Corp., General  Partner

                                        By:
                                           -----------------------
                                            Edward  G.  Grinacoff
                                            President

                              --------------------------------------
                              WAYNE  WRIGHT,  an  individual


                              SERIES  B  PREFERRED  STOCK:

                              --------------------------------------
                              WAYNE  WRIGHT,  an  individual


                              SERIES  D  PREFERRED  STOCK:

                              --------------------------------------
                              WILLIAM  L.  HALE,  an  individual

                              --------------------------------------
                              ALAN  HOLT,  an  individual

                                Signature Page to

                     Actel Integrated Communications, Inc.
                             Stockholders Agreement


                              SERIES  A  PREFERRED  STOCKHOLDERS

                              --------------------------------------
                              Investor

                              --------------------------------------
                              Investor